UNITED STATES
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WASHINGTON, DC 20549

SCHEDULE 14A

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Pinnacle West Capital Corporation

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PINNACLE WEST CAPITAL CORPORATION
Post Office Box 53999
PHOENIX, ARIZONA 85072-3999
NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
Wednesday, May 23, 2007
To our Shareholders:
     You are invited to attend the 2007 Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the “Company” or “Pinnacle West”) to be held at the Herberger Theater Center, 222 East Monroe, Phoenix, Arizona 85004, at 10:30 a.m., Mountain Standard Time, on Wednesday, May 23, 2007. At this meeting, we are asking you to vote on the following proposals in addition to any other business that may properly come before the meeting:
(1)	Approve an amendment to the Company’s Articles of Incorporation to declassify the Board of Directors that would result in directors being elected annually (Proposal 1);

(2)	Elect eleven (11) directors to serve until the 2008 Annual Meeting of Shareholders if Proposal 1 is approved; if Proposal 1 is not approved, elect four (4) Class I directors to serve until the 2010 Annual Meeting of Shareholders (Proposal 2);

(3)	Approve the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (Proposal 3); and

(4)	Ratify the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2007 (Proposal 4).
     All shareholders of record at the close of business on March 26, 2007 are entitled to notice of and to vote at the meeting. Shares can be voted at the meeting only if the holder is present or represented by proxy.
By order of the Board of Directors,

NANCY C. LOFTIN
Vice President, General Counsel and Secretary
Approximate date of mailing to Shareholders:
April 10, 2007

We encourage each shareholder to sign and return the enclosed proxy card or to use telephone or internet voting. Please see our General Information section for information about voting by telephone, internet or mail.

GENERAL INFORMATION
     This proxy statement contains information regarding the Company’s 2007 Annual Meeting of Shareholders to be held at the Herberger Theater Center, 222 East Monroe, Phoenix, Arizona 85004, at 10:30 a.m., Mountain Standard Time, on Wednesday, May 23, 2007. The enclosed proxy is being solicited by the Company’s Board of Directors.
What is the purpose of the Annual Meeting?
     At the Annual Meeting you will vote on the matters outlined in the notice of meeting on the cover page of this proxy statement.
Who is entitled to vote?
     All shareholders at the close of business on March 26, 2007 (the record date) are entitled to vote at the meeting. Each holder of outstanding Company common stock is entitled to one vote per share held as of the record date on all matters on which shareholders are entitled to vote, except for the election of directors, in which case “cumulative” voting applies (see “What is required to approve the items to be voted on?”). At the close of business on the record date, there were [                    ] shares of common stock outstanding.
How do I vote?
     You may vote in person or by a validly designated proxy, or, if you or your proxy will not be attending the meeting, you may vote in one of three ways:
Vote by internet. The website address for internet voting is on your proxy card. Internet voting is available 24 hours a day;
Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day; or
Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
If you vote by telephone or internet, DO NOT mail your proxy card.
Is my vote confidential?
     Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with processing and counting of votes; and persons who need access for legal reasons. If you write comments on your proxy card, your comments will be provided to the Company, but how you vote will remain confidential.
What constitutes a quorum?
     To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares, as of the record date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.
What are the Board’s recommendations?
     Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, together with the description of each item to be voted on in this proxy statement. In summary, the Board recommends a vote:
•	FOR amending the Articles of Incorporation to declassify the Board of Directors and provide for the annual election of Directors (see Proposal 1);

•	FOR election of the nominated slate of directors (see Proposal 2);

•	FOR approval of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (see Proposal 3); and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 (see Proposal 4).
What is required to approve the items to be voted on?
Amendment to the Articles of Incorporation. Under the Articles of Incorporation, an affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock is required to amend the provisions of the Articles of Incorporation that pertain to the staggered election of Directors, which is the section of the Articles of Incorporation that will be amended if Proposal 1 receives the votes needed to pass. In determining whether Proposal 1 has received the requisite number of votes, abstentions and broker non-votes will have the same effect as votes against Proposal 1.
Election of Directors. Individuals receiving the highest number of votes will be elected. The number of votes that a shareholder may, but is not required to, cast is calculated by multiplying the number of shares of common stock owned by the shareholder, as of the record date, by the number of directors to be elected. Any shareholder may cumulate his or her votes by casting them all in person or by proxy for any one nominee, or by distributing them among two or more nominees. Abstentions and broker non-votes will not be counted towards a nominee’s total.
Approval of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan. Approval of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast, provided that the total votes cast with respect to this proposal represents over fifty percent (50%) of the shares of common stock entitled to vote on the proposal. For purposes of approval of this proposal, abstentions have the effect of a vote against the proposal, and broker non-votes are not considered to be votes cast.
Ratification of the Appointment of the Independent Auditors. In connection with the ratification of the appointment of the independent auditors for the fiscal year ending December 31, 2007, the affirmative vote of a majority of the shares voted on that item will be required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Will shareholders be asked to vote on any other matters?
     The Board of Directors is not aware of any other matters that will be brought before the shareholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their own judgment. Shareholders attending the meeting may directly vote on those matters or they may vote by proxy.
Who is entitled to attend the Annual Meeting?
     You or your validly designated proxy may attend the meeting if you were a shareholder as of the record date. However, the Chairman of the meeting may limit the number of proxy representatives permitted to attend if a shareholder sends several representatives to the meeting.
Can I change or revoke my vote after I submit my proxy?
     Even after you have submitted your proxy card or voted by telephone or by internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
How do I get a copy of the Annual Report?
     A copy of the Annual Report is available at the Company’s website (www.pinnaclewest.com) and will be provided to any shareholder upon request. Shareholders may request a copy from Shareholder Services at the telephone number or address set forth in “How many Annual Reports and proxy statements are delivered to a shared address.”

INFORMATION ABOUT OUR BOARD, ITS COMMITTEES AND OUR CORPORATE GOVERNANCE
How often did the Board meet during 2006?
     The full Board of Directors met nine (9) times during 2006. Every director attended at least ninety-five percent (95%) of the meetings of the full Board and any committees on which he or she served.
Do we have independent directors?
     New York Stock Exchange (“NYSE”) rules require companies listed on the NYSE to have a majority of independent directors. These rules describe certain relationships that prevent a director from being independent and require a company’s board of directors to make director independence determinations in all other circumstances. The Company’s Board of Directors has adopted Director Independence Standards to assist the Board in making director independence determinations. These Director Independence Standards are available at the Company’s website at www.pinnaclewest.com.
How did the Board make its independence determinations?
     In accordance with the NYSE rules and the Director Independence Standards, the Board undertakes an annual review to determine which of its directors are independent. The reviews generally take place in the first quarter of each year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence. In the first quarter of 2006, the Board determined that Mr. Stewart was not independent since at that time he had been an employee of the Company within the past three years. In determining that Mr. Stewart is an independent director as part of the 2007 review, the Board considered that Mr. Stewart’s last date of employment with the Company was November 26, 2003, which was more than three years ago. In addition, even though he had a nuclear consulting arrangement with Arizona Public Service Company (“APS”) during 2006, which has since terminated, the amount of fees paid to him under this arrangement ($8,000) was well below the amounts set forth in the NYSE rules and the Director Independence Standards. In determining that Mr. Gallagher is an independent director both in 2006 and 2007, the Board considered that the law firm of Gallagher and Kennedy, P.A. provided legal services to the Company in 2005, 2006 and will perform legal services for the Company in 2007. However, since: (i) the amounts paid to Gallagher and Kennedy, P.A. were less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards; (ii) Mr. Gallagher does not furnish legal services to the Company; and (iii) he has advised the Company that he receives no compensation or benefits from Gallagher and Kennedy, P.A. as a result of the firm providing legal services to the Company, the Board determined that Mr. Gallagher was independent. In addition, from time to time in 2006 and in 2007, the Company contracts for services from several AMEC plc subsidiaries. Ms. Hesse is a director of AMEC plc. However, since the amounts paid to these entities was less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards and the only position Ms. Hesse holds with AMEC plc is as a director, the Board determined that Ms. Hesse was independent.
     With respect to all of the directors, the Board considered that many of the directors and/or businesses of which they are officers, directors or shareholders are located in the APS service territory and receive electricity from APS. The Board considered these relationships as well in determining the directors’ independence, but because the rates and charges for electricity provided by APS are fixed by the Arizona Corporation Commission, and the directors satisfied the other independence criteria specified in the NYSE rules and the Director Independence Standards, the Board determined that these relationships did not impact any director’s independence. The Board also considered contributions by the Company to charitable and non-profit organizations where a director also serves as a director of such charities or organizations. However, since none of the directors is an executive officer of such charitable or non-profit organizations, the Board determined these payments did not impact any director’s independence.
     Based on the Board’s review, the Board of Directors has determined that two (2) of the Company’s twelve (12) directors are not independent and that ten (10) of the directors are independent. The ten (10) independent directors are Messrs. Basha, Gallagher, Herberger, Jamieson, Lopez, Nordstrom and Stewart and Mses. Grant, Hesse and Munro. Messrs. Davis and Post are not independent under NYSE rules or the Director Independence Standards because of their employment with the Company.
What are the Committees the Board has established?
     The Board has a standing Audit Committee, Human Resources Committee, Corporate Governance Committee and Finance, Nuclear and Operating Committee. The Audit Committee, Human Resources Committee and Corporate Governance Committee are made up of independent directors (see “Do we have independent directors?” above). The following table sets forth the membership of these Committees as of the date of this proxy statement:

			Human	Corporate	Finance, Nuclear
			Resources	Governance	and Operating
Director	Audit Committee		Committee	Committee	Committee

Edward N. Basha, Jr.	*		*	*
Jack E. Davis					*
Michael L. Gallagher					* *
Pamela Grant	*		*	*
Roy A. Herberger, Jr.			* *	*	*
Martha O. Hesse				*	*
William S. Jamieson, Jr.	*		*	*
Humberto S. Lopez	*		*	*
Kathryn L. Munro	*			* *	*
Bruce J. Nordstrom	*	*		*	*
William J. Post					*
William L. Stewart					*

*	Member
**	Chairman
Where can I find the charters of the Board’s Committees and how do I get a copy?
     All of the charters of the Board’s Committees are available at the Company’s website (www.pinnaclewest.com), and will be provided to any shareholder upon request. Shareholders may request copies by contacting Shareholder Services at the telephone number or address set forth in “How many Annual Reports and proxy statements are delivered to a shared address?”.
What are the responsibilities of the Audit Committee?
     The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The primary functions of the Audit Committee, which held seven (7) meetings in 2006, are to assist the Board in monitoring the following:
•	the integrity of the financial statements of the Company;

•	the independent auditors’ qualifications, independence and performance;

•	the performance of the Company’s internal audit function; and

•	the compliance by the Company with legal and regulatory requirements.
     The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Board has determined that each member of the Audit Committee meets the NYSE experience requirements and that Mr. Nordstrom, the Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission (“SEC”) rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Mr. Nordstrom has been a certified public accountant (“CPA”) for more than thirty-five (35) years. During his career as a CPA, he has prepared, reviewed, audited and analyzed a wide variety of financial statements. As founder and chief executive officer of Nordstrom and Associates, P.C., in addition to directly providing audit services to clients, he supervises other CPAs in their performance of audit services. All members of the Audit Committee meet the independence requirements of the NYSE rules, SEC rules and the Director Independence Standards.
What are the responsibilities of the Human Resources Committee?
     The Human Resources Committee meets as often as necessary to perform its duties and responsibilities. In 2006, the Human Resources Committee met four (4) times. Among other things, the Human Resources Committee has the authority and responsibility under its charter to:
•	review management’s plans and programs for the attraction, retention, succession, motivation, and development of the human resources needed to achieve corporate objectives;

•	review and approve policies on compensation, benefits, and perquisites, including incentive cash compensation plans, equity participation, and other forms of executive incentives;

•	recommend persons to the full Board for election or appointment as officers;

•	annually review the goals and performance of our elected officers, including review of compensation, benefits, and perquisites, to satisfy the Committee that there is equity in the compensation practices and general integrity in conforming to approved plans and policies;

•	review and approve corporate goals and objectives relevant to compensation of our Chief Executive Officer (“CEO”), assess the CEO’s performance in light of these goals and objectives, and set the CEO’s compensation level based on this assessment;

•	make recommendations to the Board with respect to non-CEO executive compensation, and incentive compensation and equity-based plans that are subject to Board approval;

•	make recommendations to the Board for director compensation, equity participation, benefits and perquisites;

•	act as the “committee” under our long-term incentive plans; and

•	review and recommend changes to pension benefits.
     The charter also provides that in determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.
What are the responsibilities of the Finance, Nuclear and Operating Committee?
     Among other things, the Finance, Nuclear and Operating Committee, which held three (3) meetings in 2006, has the authority and responsibility under its Charter to:
•	review and assess reports from the Palo Verde Nuclear Oversight Committee (the “NOC”), which formally reports to the Committee and the Chief Executive Officer of APS;

•	review the Company’s historical and projected financial performance and annual budgets;

•	review and recommend approval of short-term investments and borrowing guidelines;

•	review the Company’s financing plan and recommend approval of the issuance of long-term debt, common equity, and other credit facilities;

•	review and recommend to the Board the Company’s dividend actions, including stock dividends and other distributions;

•	review and monitor the performance of the Company’s environmental policies; and

•	review and monitor the customer and power plant operations of the Company.
     The purpose of the NOC is to provide executive management of APS and the Company with an independent assessment of the performance of the Palo Verde Nuclear Generating Station (“PVNGS”). Performance includes nuclear safety, plant reliability, plant management, and organizational effectiveness. The NOC performs assessments of PVNGS against established nuclear industry standards and practices and corporate requirements.
What are the responsibilities of the Corporate Governance Committee?
     The Corporate Governance Committee is responsible for developing policies and practices relating to corporate governance, including the development of the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website (www.pinnaclewest.com), and will be provided to any shareholder upon request. Shareholders may request a copy by contacting Shareholder Services at the telephone number or address set forth in “How many Annual Reports and proxy statements are delivered to a shared address?”. Additional functions of the Corporate Governance Committee include the development and recommendation to the full Board of criteria for selecting new directors; identifying and evaluating individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommending director nominees to the full Board; and recommending to the Board the directors who should serve on each of the Board’s committees.
Do the non-management and independent directors meet without management present?
     NYSE rules require that non-management directors meet at regularly scheduled sessions without management. In 2006, all of the Company’s non-management directors were given notice of and could attend the meetings of the Corporate Governance Committee. The Corporate Governance Committee met five (5) times in 2006 and, at each of these meetings, management was not present for all or part of the meeting and the Company’s independent directors met in executive session. Ms. Munro chairs the Corporate Governance Committee and the meetings of the non-management directors and, as the Chair of the Corporate Governance Committee, serves as the Company’s lead director.
How are nominees for the Board selected?
     As noted above, the Corporate Governance Committee is responsible for evaluating individuals qualified to become members of the Board of Directors and recommending director nominees to the full Board.
     Shareholder Nominees. The policy of the Corporate Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board. See “How do we submit shareholder proposals or director nominations for the next Annual Meeting?”. In evaluating such nominations, the Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Corporate Secretary
Pinnacle West Capital Corporation
400 North 5th Street, Mail Station 9068
Phoenix, Arizona 85004
     In addition, the Bylaws of the Company permit shareholders to nominate directors for consideration at any Annual Meeting of Shareholders. For a description of the process for nominating directors in accordance with the Bylaws, see “How do we submit shareholder proposals or director nominations for the next Annual Meeting?”.
     Director Qualifications. The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to Corporate Governance Committee recommended nominees for a position on the Board. Under these criteria, a director must be a shareholder of the Company. In determining whether an individual should be considered for the Board, the Corporate Governance Committee considers the following qualities, among others: integrity, specific or general skills or experience, wisdom, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.
     Identifying and Evaluating Nominees for Directors. The Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for a director position. The Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance Committee may consider various potential candidates. Candidates may come to the attention of the Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance Committee, and may be considered at any point during the year. As described above, the Corporate Governance Committee also will consider properly submitted shareholder nominations for candidates for the Board.
How are directors compensated?
DIRECTOR COMPENSATION
[TO BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT]
How can shareholders communicate with the Board?
     Shareholders and other parties interested in communicating with the Board of Directors may do so by writing to Board of Directors, Pinnacle West Capital Corporation, 400 North 5th Street, Mail Station 9068, P.O. Box 53999, Phoenix, Arizona 85072-3999. Communications that are intended specifically for the non-management directors should be sent to the same address to the attention of the Corporate Governance Committee Chairman.
Do Board members attend the Annual Meeting?
     Yes. The Company’s Corporate Governance Guidelines provide that each director is expected to be present at the Annual Meeting. All of the Board members attended the 2006 Annual Meeting.
Does the Company have a code of business conduct and ethics?
     Yes. In order to ensure the highest levels of business ethics, the Board has adopted the following two codes of conduct:
     1. Code of Ethics for Financial Professionals. The Company has adopted a Code of Ethics for Financial Professionals, which is designed to promote honest and ethical conduct and compliance with applicable laws, rules, and regulations, particularly as related to the maintenance of financial records, the preparation of financial statements, and proper public disclosure. For purposes of this Code, a Financial Professional means (a) any Company professional employee in the area of finance, accounting, internal audit, energy risk management, marketing and trading, financial control, tax, investor relations, or treasury, and (b) the Company’s Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and persons performing similar functions at any of the Company’s subsidiaries.
     2. Ethics Policy and Standards of Business Practices. “Doing the Right Thing” presents the Ethics Policy and the Standards of Business Practices of the Company and its subsidiaries. Employees receive a copy of “Doing the Right Thing” when they join the Company and are provided updates periodically throughout their employment. These guidelines help ensure that the employees, officers and directors of the Company and its subsidiaries act with integrity and avoid any real or perceived violation of the Company’s ethics policy, laws or regulations.
     The codes of conduct are available at the Company’s website (www.pinnaclewest.com) and will be provided to any shareholder upon request. The shareholders may request copies from Shareholder Services at the telephone number or address set forth in “How many Annual Reports and proxy statements are delivered to a shared address?”. The Company provides significant periodic training on the Code of Ethics for Financial Professionals and the Ethics Policy and Standards of Business Practices, including annual computer-based training.
PROPOSAL 1 — COMPANY PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
     The Board of Directors has adopted a resolution, subject to the requisite approval of the Company’s shareholders, to amend the Company’s Articles of Incorporation (“Articles”) to eliminate the classification of the Board of Directors and to provide for an annual election by the shareholders of each director. The text of the proposed amendment to the Articles is attached to this proxy statement as Appendix A. Under the Company’s Articles, the proposed amendment to the Articles will require the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Company. The Board of Directors has approved an amendment of the Company’s Bylaws (the “Bylaws”) to eliminate provisions in the Bylaws that relate to the classification of the Board that will become effective only upon the amendment of the Articles in Proposal 1 becoming effective.
Background
     Since 1985, the Board of Directors has been divided or “classified” into three classes, with directors in each class standing for election at every third annual meeting of shareholders. This proposal, if adopted, would amend the Articles to eliminate the classification structure of the Board of Directors and provide for the annual election of all directors.
     In late 2005, a shareholder of the Company submitted a non-binding shareholder proposal to be considered at the 2006 Annual Meeting, requesting that the Company’s directors take the necessary steps to declassify the Board of Directors in the most expeditious manner possible. The shareholder proposal requested that the transition from a classified system to an annual-election system be completed in one election cycle if practicable. The shareholder proposal received support from approximately 83% of the votes cast at the 2006 Annual Meeting.
     Given the shareholder vote in favor of the proposal at the 2006 Annual Meeting and the Company’s commitment to effective corporate governance, the Board of Directors determined that the Corporate Governance Committee should further study the advisability of retaining a classified board and report its findings to the full Board of Directors. Earlier this year, after completing its review, the Corporate Governance Committee recommended amending the Articles to provide for the annual election of directors and referred the amendment to the full Board for its consideration. The Board unanimously agreed to submit amending the Articles to provide for the annual election of directors to the shareholders for approval.
Reasons for Proposed Amendment
     In considering the proposal, the Corporate Governance Committee and the Board of Directors considered arguments for maintaining, as well as for eliminating, the classified board structure. The Corporate Governance Committee and the Board of Directors considered several arguments that favor retention of the classified board structure, including:
▪	A classified board provides for continuity and experience in the management of the unique demands of a company and enhances a company’s ability to engage in long-term strategic planning because a majority of directors will have prior experience as directors of the company and the stability of multi-year terms;

▪	A classified board may enhance shareholder value by motivating a would-be-acquiror to initiate arms-length negotiations because the would-be-acquiror could not replace the entire board in a single election; and

▪	A classified board structure helps to strengthen director independence by lessening the impact of outside influences, including the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be re-nominated for office.
     The Corporate Governance Committee and the Board of Directors also considered several arguments against the retention of the classified board structure, including:
▪	Because director elections are the primary means by which the shareholders can affect corporate management, a classified board structure means that shareholders are unable to evaluate and elect directors on an annual basis, which may diminish shareholder influence over company policy;

▪	A classified board structure may negatively affect shareholder value by discouraging takeover proposals and proxy contests because a classified board structure denies shareholders the opportunity to vote for all directors at the same time; and

▪	Shareholders may perceive classified boards as being self-serving.
     After weighing all of these considerations, the Corporate Governance Committee and the Board of Directors determined that it was in the best interests of the Company and its shareholders to approve this proposal to amend the Articles to eliminate the classified board structure and provide for the annual election of all directors. The Board also determined that the shareholders should have the opportunity to elect the full Board at the 2007 Annual Meeting. See Proposal 2. Therefore, the directors who would be subject to re-election in 2008 and 2009 under the Company’s current classified board structure have tendered conditional resignations that will be effective if Proposal 1 is approved by the requisite vote of shareholders. Accordingly, the Board of Directors, upon recommendation of the Corporate Governance Committee, has approved for submission to the shareholders Proposal 1 and the adoption of amendments to the Articles that would implement Proposal 1.

Effect of the Voting Outcome
     If Proposal 1 is approved, the proposed amendment to the Articles must be filed with the Arizona Corporation Commission, at which time the amendment will become effective. Directors who would be subject to re-election in 2008 and 2009 have submitted their resignations contingent on the amendment of the Articles in accordance with Proposal 1. In addition, Ms. Hesse advised the Company last September that she would not stand for re-election to the Board of Directors when her current term expires. As a result, all of the current directors (except Ms. Hesse) will stand for re-election at the 2007 Annual Meeting. If Proposal 1 is approved, the annual election of directors will begin with the 2007 Annual Meeting and a full slate of directors will stand for re-election at the 2007 Annual Meeting for one-year terms pursuant to Proposal 2 (discussed below).
     If Proposal 1 is not approved, then the Board of Directors will remain classified and, pursuant to Proposal 2, only the Class I directors will stand for re-election at the 2007 Annual Meeting. In that case, each of the Class I directors would serve for a three-year term expiring in 2010 or until such director’s successor shall have been duly elected and qualified or his or her earlier death, resignation or removal. All other directors will continue in their respective office for the remainder of their respective three-year terms, or until such directors’ successors shall have been duly elected and qualified and subject to their earlier resignation, removal or death.
     If a quorum is present, approval of Proposal 1 requires the affirmative vote of the shareholders present in person or by proxy at the 2007 Annual Meeting and holding not less than two-thirds, or 66 2/3%, of the total voting power of all outstanding shares of the Company’s voting stock. If you execute and return a proxy, but do not specify how to vote the shares represented by your proxy, the persons named as proxies will vote “FOR” the proposed amendment to the Articles. In determining whether Proposal 1 has received the requisite number of affirmative votes, abstentions and broker non-votes will count for quorum purposes, and will have the same effect as votes against Proposal 1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO AMEND THE ARTICLES
OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
PROPOSAL 2 — ELECTION OF DIRECTORS
Who will be elected at the Annual Meeting?
     The Board of Directors currently consists of twelve (12) members. Prior to the adoption of the amendment described in Proposal 1 (discussed above), the Company’s Articles provide for the division of the Board of Directors into three classes of approximately equal size (Class I, Class II and Class III). Each class serves for a period of three years, although occasionally a director may be elected for a shorter term in one class in order to keep the number of directors in each class approximately equal.
     If the shareholders approve the amendment to the Articles to declassify the Board of Directors, as discussed under Proposal 1 above, conditional resignations submitted by all of the current directors who would be subject to re-election in 2008 and 2009 will become effective. In addition, Ms. Hesse advised the Company last September that she would not stand for re-election to the Board of Directors when her current term expires. As a result, all of the current directors, except for Ms. Hesse, will stand for re-election at the 2007 Annual Meeting. In the event that Proposal 1 is approved, the Board has proposed that all nominated directors set forth in the table on the following page stand for re-election this year to serve as members of the Board of Directors until the 2008 Annual Meeting of the Shareholders or until their successors are duly elected and qualified or their earlier death, resignation or removal. The persons named in the enclosed proxy will vote to elect all of the nominees as directors for terms ending at the 2008 Annual Meeting of the Shareholders unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person. If one or more of the eleven (11) nominees becomes unavailable to serve prior to the date of the 2007 Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person(s) as the Board of Directors may recommend, unless the Board of Directors reduces the total number of directors.
     If the shareholders do not approve the proposed amendment to the Articles to declassify the Board of Directors as discussed under Proposal 1 above, then the conditional resignations of the directors will not become effective, the term of office of the four (4) current Class I directors will expire at the 2007 Annual Meeting, and the terms of office for the Class II and Class III directors will expire at the 2008 and 2009 Annual Meetings of the Shareholders, respectively. In that event, the shareholders will be asked to elect four (4) Class I directors this year to serve as members of the Board of Directors until the 2010 Annual Meeting of the Shareholders or until their successors are duly elected and qualified. If Proposal 1 is not approved, the persons named in the enclosed proxy will vote to elect the four (4) Class I nominees as directors for terms ending at the 2010 Annual Meeting of the Shareholders unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person.

Who are the current nominees if Proposal 1 is approved?
     If the shareholders approve the amendment to the Articles to declassify the Board of Directors, the eleven (11) nominees for election as directors are set forth on the table on the following page:

NOMINEES FOR DIRECTORS
(TERM EXPIRING AT 2008 ANNUAL MEETING)

			Director
Name	Age	Occupation, Business & Directorships	Since

Edward N. Basha, Jr.	69	Chairman of the Board of Bashas’ supermarket chain since 1968. Chief Executive Officer of Bashas’ and an Arizona civic leader dedicated to multiple Arizona community projects.	1999

Jack E. Davis	60	Chief Operating Officer of the Company since September 2003 and President of the Company since February 2001. Chief Executive Officer of APS since September 2002 and President of APS from September 2002 until December 2006. From October 1998 until September 2002, Mr. Davis served as President, Energy Delivery and Sales of APS. Mr. Davis served as Executive Vice President and Chief Operating Officer of the Company from April 2000 to February 2001. Mr. Davis served in various APS positions as follows: Executive Vice President of Commercial Operations from September 1996 to October 1998; and Vice President, Generation and Transmission from June 1993 to September 1996.	2001

Michael L. Gallagher	62	Attorney-at-law with Gallagher & Kennedy, P.A., Phoenix, Arizona. Chairman Emeritus of Gallagher & Kennedy since 2001. Mr. Gallagher served as President of Gallagher & Kennedy from 1978 through 2000.	1999

Pamela Grant	68	Civic leader. President of TableScapes, Inc. (party supply rentals) from July 1989 through January 1995. Ms. Grant was President and CEO of Goldwaters Department Stores (general mercantile), a division of May Department Stores, from January 1987 to April 1988. From November 1978 to January 1987, Ms. Grant was President, Chair and CEO of Goldwaters Department Stores, a division of Associated Dry Goods.	1985

Roy A. Herberger, Jr.	64	President Emeritus of Thunderbird School of Global Management, since November 2004. Mr. Herberger was President of Thunderbird from 1989 until August 2004. Mr. Herberger is also a director of MedAire, Inc.	1992

William S. Jamieson, Jr.	63	President of Micah Institute of Asheville, North Carolina since January 2005. From January 1999 to December 2004, Mr. Jamieson was President of the Institute for Servant Leadership.	1991

Humberto S. Lopez	61	President of HSL Properties, Inc. (real estate development and investment), Tucson, Arizona since 1975.	1995

Kathryn L. Munro	58	Principal of BridgeWest, LLC (investment company) since July 2003. Ms. Munro was Chair of BridgeWest, LLC from February 1999 until July 2003. From 1996 to 1998, Ms. Munro served as CEO of Bank of America’s Southwest Banking Group and was President of Bank of America Arizona from 1994 to 1996. Ms. Munro is also a director of FLOW International Corporation and Knight Transportation, Inc.	2000

Bruce J. Nordstrom	57	President of and certified public accountant at the firm of Nordstrom and Associates, PC, Flagstaff, Arizona, since 1988.	2000

William J. Post	56	Chairman of the Board of the Company since February 2001 and CEO of the Company since February 1999. Mr. Post has served as an officer of the Company since 1995 in the following additional capacities: from August 1999 to February 2001 as President; from February 1997 to February 1999 as President; and from June 1995 to February 1997 as Executive Vice President. Mr. Post is also Chairman of the Board of APS and has held various officer positions at APS since 1982. Mr. Post is also a director of Phelps Dodge Corporation.	1997

William L. Stewart	63	Mr. Stewart retired from the Company effective November 26, 2003. Mr. Stewart served as Chief Executive Officer of Pinnacle West Energy Corporation (“PWEC”) from October 2002 until January 2003 and President of PWEC from October 1999 until January 2003. Mr. Stewart served as President, Generation, of APS from October 1998 to October 2002. Mr. Stewart provided nuclear consulting services to APS in 2006.	2001
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF
THE NOMINATED SLATE OF DIRECTORS

Which directors will be nominated if Proposal 1 is not approved?
     If the shareholders do not approve Proposal 1 to declassify the Board of Directors, the four (4) nominees for election as Class I directors (term expiring at the 2010 Annual Meeting) are: Roy A. Herberger, Jr.; Humberto S. Lopez; Kathryn L. Munro; and William L. Stewart (see biographical information above).
Which directors will continue in office if Proposal 1 is not approved?
     If the shareholders do not approve Proposal 1 to declassify the Board of Directors, the following incumbent directors would continue to serve on the Board of Directors for the indicated terms: Class II Directors (terms expiring at the 2008 Annual Meeting): Edward N. Basha, Jr.; Michael L. Gallagher; Bruce J. Nordstrom; and William J. Post; and Class III Directors (terms expiring at the 2009 Annual Meeting): Jack E. Davis; Pamela Grant; William S. Jamieson, Jr.; and Martha O. Hesse. Ms. Hesse, 64, has been a director since 1991, and was President of Hesse Gas Company from 1990 to 2003, Senior Vice President of First Chicago Corporation (financial services) in 1990, and Chair of the Federal Energy Regulatory Commission from 1986 to 1989. She is also a director of Terra Industries, Inc., Enbridge Energy Partners, L.P. and AMEC plc. As noted above, Ms. Hesse advised the Company last September that she would not stand for re-election to the Board of Directors when her current term expires. If the shareholders approve Proposal 1, Ms. Hesse’s conditional resignation from the Board will become effective and her term will end. If the shareholders do not approve Proposal 1, Ms. Hesse’s current term will continue.
SHARES OF PINNACLE WEST STOCK OWNED BY MANAGEMENT AND LARGE SHAREHOLDERS
     The following table shows the amount of Pinnacle West common stock owned by the Company’s directors, nominees, Messrs. Post, Brandt, Davis, Levine and Flores, which officers are the Company’s named executive officers pursuant to the SEC rules (the “Named Executive Officers”), other executive officers and those persons who beneficially own more than 5% of the Company’s common stock. Unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned.
     The address of listed shareholders not otherwise set forth below is P.O. Box 53999, Mail Station 8602, Phoenix, Arizona 85072-3999. Unless otherwise indicated, all information is as of March 26, 2007, the record date for the Annual Meeting.

	Number of Shares Beneficially	Shares Acquirable Within
Name	Owned [1]	60 Days [2]	Percent of Class
Directors and Nominees:
Edward N. Basha, Jr.	10,535	0	*
Jack E. Davis	58,686	66,000	*
Michael L. Gallagher	11,667	0	*
Pamela Grant	21,956	0	*
Roy A. Herberger, Jr.	14,260	0	*
Martha O. Hesse	6,937	0	*
William S. Jamieson, Jr.	11,590	0	*
Humberto S. Lopez	33,065	0	*
Kathryn L. Munro	9,895	0	*
Bruce J. Nordstrom	12,191	0	*
William J. Post	70,819	467,750	*
William L. Stewart	32,463	0	*

Other Named Executive Officers:
Donald E. Brandt	4,283	0	*
James M. Levine[3]	40,267	52,625	*
Armando B. Flores[4]	20,363	0	*

All Directors and Executive Officers as a Group (21 Persons):	436,986	660,125	1.1%

5% Beneficial Owners[5]:

Barclays Global Investors, NA. and certain other entities	7,734,321	N/A	7.8%
45 Fremont Street
San Francisco, CA 94105

	Number of Shares Beneficially	Shares Acquirable Within
Name	Owned [1]	60 Days [2]	Percent of Class
Franklin Resources, Inc. and certain other entities	6,644,900	N/A	6.7%
One Franklin Parkway
San Mateo, CA 94403-1906

T. Rowe Price Associates, Inc.	5,987,590	N/A	5.9%
100 E. Pratt Street
Baltimore, MD 21202

State Street Bank and Trust Company	6,373,403	N/A	6.4%
225 Franklin Street
Boston, MA 02110

[1]	Does not include shares that could be purchased by the exercise of options available at March 26, 2007 or within 60 days thereof under the Company’s equity incentive plans. Those shares are shown in a separate column on this table. The following shares are held in joint tenancy: Directors and Nominees: Mr. Davis — 50,600; Mr. Gallagher — 11,667; Mr. Herberger - 7,810; Ms. Hesse — 3,955; Mr. Post — 22,192; and Mr. Stewart — 32,463; other Named Executive Officers: Mr. Flores — 17,436; and All Directors and Executive Officers as a Group: 162,507. The following shares are held in joint trusts: Directors and Nominees: Mr. Lopez — 33,065; and Ms. Munro — 8,885; and All Directors and Executive Officers as a Group: 79,666. Mr. Basha has donated 10,275 of his shares to a charitable foundation and 260 of his shares are held in a custodial account; however, he has shared voting rights with respect to such shares.

[2]	Reflects the number of shares that could be purchased by the exercise of options available at March 26, 2007 or within 60 days thereafter under the Company’s equity incentive plans.

[3]	Mr. Levine retired effective February 28, 2007. His ownership is shown as of the date of his retirement.

[4]	As of March 26, 2007, Mr. Flores had pledged an aggregate of 5,918 shares of common stock in accordance with the terms and conditions of a brokerage firm’s line of credit.

[5]	Barclays Global Investors, NA.; Barclays Global Fund Advisors; Barclays Global Investors, Ltd; Barclays Global Investors Japan Trust and Banking Company Limited; and Barclays Global Investors Japan Limited (collectively, “Barclays”); Schedule 13G filing, dated January 31, 2007 and filed with the SEC on January 23, 2007, reports beneficial ownership collectively of 7,734,321 shares, with sole voting power as to 1,898,796 shares and sole dispositive power as to 2,342,440 shares in Barclays Global Investors, NA., sole voting power and sole dispositive power as to 4,975,189 shares in Barclays Global Fund Advisors, sole voting power and sole dispositive power as to 309,185 shares in Barclays Global Investors, Ltd., sole voting power and sole dispositive power as to 98,577 shares in Barclays Global Investors Japan Trust and Banking Company Limited, and sole voting power and sole dispositive power as to 8,930 shares in Barclays Global Investors Japan Limited. Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisers, Inc. and Franklin Custodian Funds, Inc. on behalf of Franklin Income Fund (collectively, “Franklin”) Schedule 13G filing, dated January 31, 2007 and filed with the SEC on February 5, 2007, reports beneficial ownership collectively of 6,644,900 shares, with sole voting power as to 6,631,100 shares and sole dispositive power as to 6,642,800 shares in Franklin Advisers, Inc. T. Rowe Price Associates, Inc. Schedule 13G filing, dated February 14, 2007 and filed with the SEC on February 13, 2007, reports beneficial ownership of 5,987,590 shares with sole voting power as to 939,367 shares and sole dispositive power as to 5,987,590 shares. State Street Bank and Trust Company Schedule 13G filing, dated February 12, 2007 and filed with the SEC on February 12, 2007, reports beneficial ownership of 6,373,403 shares, with sole voting power as to 3,175,996 shares, shared voting power as to 3,197,437 and shared dispositive power as to 6,373,403 shares. The Company makes no representations as to the accuracy or completeness of such information and believes these filings represent share ownership as of December 31, 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes of ownership with the SEC. Based solely on the Company’s review of these reports, the Company believes that its directors, officers, and greater than 10% beneficial owners complied with their respective Section 16(a) reporting requirements for fiscal year 2006 and prior fiscal years on a timely basis except as otherwise previously disclosed.

RELATED PARTY TRANSACTIONS
     The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party. Related parties include any of our directors, executive officers, certain of our shareholders, and with respect to each of them, their immediate family members and certain entities in which they own an interest that is greater than 10% (a “Related Party”). This obligation is set forth in writing in our Statement of Policy Regarding Related Party Transactions (the “Policy”).
     To identify Related Party transactions, each year the Company submits and requires our directors and officers to complete Director and Officer Questionnaires identifying any transactions with the Company in which a Related Party has an interest. We review Related Party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Ethics Policy and Standards of Business Practices,“Doing the Right Thing,” requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify their immediate leader and the Company’s ethics department. In addition, the Policy specifically provides that any “Related Party Transaction,” as defined in the Policy, must be approved or ratified by the Audit Committee. A Related Party Transaction is any transaction in which a Related Party and the Company or any of its subsidiaries are participants and where the amount involved exceeds $120,000 in the aggregate.
     Our directors and executive officers are required to bring Related Party Transactions to the attention of the Company’s General Counsel so that the Related Party Transaction may be reviewed in accordance with the Policy. The following transactions are exempt from the review requirement:
•	Transactions in which rates or charges are fixed in conformity with law or governmental authority (such as APS rates approved by the Arizona Corporation Commission) or the rates or charges are determined by competitive bid;

•	Transactions with SunCor or its affiliates (such as home purchases) that are offered to the Related Party on terms comparable to those that could be obtained in arm’s length dealing with an unrelated party;

•	Transactions involving charitable or non-profit organizations where the Related Party serves only as a director or chairman of the organization’s Board of Directors for no compensation;

•	Transactions in which the Related Party’s interest arises only: (i) from such person’s position as a director of the entity involved in the transaction; (ii) from the direct or indirect ownership by such person, in the aggregate of less than a ten (10) percent equity interest in the entity involved in the transaction; or (iii) the interest arises under both (i) and (ii) above; and

•	Any transaction involving a director that was considered by the Board in assessing the director’s independence and which resulted in a determination that disclosure of the transaction was not required under Item 404(a) of SEC Regulation S-K.
     The Audit Committee will only approve or ratify a Related Party Transaction if the transaction is on terms no less favorable than those that could be obtained in arm’s length dealing with an unrelated party and the Audit Committee finds that the terms of the transaction are fair and reasonable.
     We expect the Company’s directors, officers and employees to act and make decisions that are in the Company’s best interests and encourage them to avoid situations that present a conflict between the Company’s interests and their own personal interests. The Company’s directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner.

AUDIT MATTERS
Report of the Audit Committee
     The Audit Committee of the Board submitted the following report:
     In accordance with its written charter adopted by the Board, the primary function of the Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence and performance, (3) the performance of the Company’s internal audit function, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Management is responsible for the Company’s financial reporting process, including the Company’s system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for auditing and rendering an opinion on those financial statements, as well as auditing certain aspects of the Company’s internal controls. The Committee’s responsibility is to monitor these processes.
     During 2006, the Audit Committee met seven (7) times. These meetings included sessions with the Company’s internal auditors and with the independent auditor, both with and, at six of these meetings, without the presence of management.
     In discharging its oversight responsibility as to the audit process, the Committee obtained from Deloitte & Touche LLP, the Company’s independent auditors, the formal written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the auditors any relationships that may impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee further determined that the other services provided to the Company for which the auditors received the fees were compatible with maintaining the auditors’ independence.
     The Committee discussed and reviewed with Deloitte & Touche LLP all communications required by auditing standards generally accepted in the United States of America and SEC regulations, including those described in Statement on Auditing Standards No. 61, as amended, “Codification of Statements on Auditing Standards, AU § 380” and Rule 2-07 of Regulation S-X and, with and without management present, discussed and reviewed the results of the independent auditors’ audit of the financial statements.
     The Audit Committee discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006, with the Company’s management, the Director of Audit Services and the independent auditors.
     Based on the foregoing, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

COMMITTEE CHAIRMAN	COMMITTEE MEMBERS
Bruce J. Nordstrom	Edward N. Basha, Jr.
Pamela Grant
William S. Jamieson, Jr.
Humberto S. Lopez
Kathryn L. Munro
Who are the Company’s independent auditors and will they be at the Annual Meeting?
     The Audit Committee has selected Deloitte & Touche LLP, independent registered public accountants, to examine the Company’s financial statements for the fiscal year ending December 31, 2007 and, pursuant to Proposal 4, has requested shareholder ratification of this selection. The Company expects that representatives of that firm will be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

What fees were paid to our independent registered public accountants in 2005 and 2006?
     The following fees were paid to the Company’s independent registered public accountants, Deloitte & Touche LLP, for the last two fiscal years:

Type of Service	2005	2006
Audit Fees [1]	$3,145,077	$2,722,685
Audit-Related Fees [2]	189,400	207,890
Tax Fees [3]	33,211	37,396

[1]	The aggregate fees billed for services rendered for the audit of the Company’s annual financial statements, attestation procedures on internal controls over financial reporting, review of financial statements included in Forms 10-Q, services related to SEC matters and filings, and the financial statement audit of one of the Company’s subsidiaries.

[2]	The aggregate fees billed for audit-related services, which primarily consist of fees for auditing of the Company’s benefit plans and, for 2005 only, Sarbanes-Oxley Section 404 readiness.

[3]	The aggregate fees billed primarily for tax services and preparation of a tax return for one of the Company’s subsidiaries.
What are the Audit Committee’s pre-approval policies?
     The Audit Committee pre-approves each audit service and non-audit service to be provided by the Company’s independent registered public accountants. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services to be performed by the independent public accountants if the services are not expected to cost more than $50,000. The Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services performed by Deloitte & Touche LLP for the Company in 2006 were pre-approved by the Audit Committee.
EXECUTIVE COMPENSATION
[TO BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT]
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table sets forth information as of December 31, 2006 with respect to our compensation plans and individual compensation arrangements under which our equity securities were authorized for issuance.
Equity Compensation Plan Information

Number of securities
	Number of		remaining available for
	securities to be	Weighted-average	future issuance under
	issued upon exercise	exercise price of	equity compensation
	of outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
	and rights	and rights	column (a))
Plan category	(a)[1]	(b)[2]	(c)
Equity compensation plans approved by security holders	2,019,488	$40.64	3,946,236
Equity compensation plans not approved by security holders	—	—	134,100

Total	2,019,488	$40.64	4,080,336

[1]	This amount includes shares subject to outstanding options as well as shares subject to outstanding performance share awards at the maximum amount issuable under such awards. However, payout of the performance share awards is contingent on the Company reaching certain levels of performance during a three-year performance period. If the performance criteria for these awards are not fully satisfied, the award recipient will receive less than the maximum number of shares available under these grants and may receive nothing from these grants.

[2]	The weighted average exercise price in this column does not take performance share awards into account, as those awards have no exercise price.
Equity Compensation Plans Approved By Security Holders
     The Company has two equity compensation plans that were approved by its shareholders: the Pinnacle West Capital Corporation 1994 Long-Term Incentive Plan, under which no new stock awards may be granted; and the 2002 Plan. See Note 16 of the Notes to Consolidated Financial Statements in the 2006 Form 10-K for additional information regarding these plans.
Equity Compensation Plans Not Approved By Security Holders
     The Company has one equity compensation plan, the Directors Equity Plan, for which the approval of shareholders was not required. If the 2007 Plan is approved by shareholders pursuant to Proposal 3, we will not issue any additional shares under the Directors Equity Plan.
     Number of Shares Subject to the Directors Equity Plan. The total number of shares of the Company’s common stock granted under the Directors Equity Plan may not exceed 200,000. In the case of a significant corporate event, such as a reorganization, merger or consolidation, the Directors Equity Plan provides for adjustment of the above limit, the number of shares to be awarded automatically to eligible non-employee directors and the number of shares of the Company’s common stock non-employee directors are required to own to receive an annual grant of common stock under the Directors Equity Plan.
     Eligibility for Participation. Only non-employee directors may participate in the Directors Equity Plan. A non-employee director is an individual who is a director of the Company but who is not also an employee of the Company or any of its subsidiaries.
     Terms of Awards. The Directors Equity Plan provides for: (1) annual grants of common stock to eligible non-employee directors, (2) discretionary grants of common stock to eligible non-employee directors, and (3) grants of non-qualified stock options to eligible non-employee directors.
     Annual Grants of Stock
     Each individual who is a non-employee director as of July 1 of a calendar year, and who meets the requirements of ownership of the Company’s common stock set forth below, will receive 1,100 shares of the Company’s common stock for such calendar year. In the first calendar year in which a non-employee director is eligible to participate in the Directors Equity Plan, he or she must own at least 900 shares of the Company’s common stock as of December 31 of the same calendar year to receive a grant of 1,100 shares of the Company’s common stock. If the non-employee director owns 900 shares of common stock as of June 30, he or she will receive a grant of 1,100 shares of common stock as of July 1 of the same calendar year. If the non-employee director does not own 900 shares of the Company’s common stock as of June 30, but acquires the necessary shares on or before December 31 of the same year, he or she will receive a grant of 1,100 shares of common stock within a reasonable time after the Company verifies that the requisite number of shares has been acquired. In each subsequent year, the number of shares of the Company’s common stock the non-employee director must own to receive a grant of 1,100 shares of common stock will increase by 900 shares, until reaching a maximum of 4,500 shares. In each of the subsequent years, the non-employee director must own the requisite number of shares of the Company’s common stock as of June 30 of the relevant calendar year.
     Discretionary Grants of Stock
     The Human Resources Committee of the Board of Directors administers the Directors Equity Plan and may grant shares of the Company’s common stock to non-employee directors in its discretion. No discretionary grants of common stock have been made under the Directors Equity Plan.
     Grants of Non-qualified Stock Options
     The Committee can grant non-qualified stock options under the Directors Equity Plan. The terms and the conditions of the option grant, including the exercise price per share, which may not be less than fair market value on the date of grant, will be set by the Committee in a written award agreement. The Committee will determine the time or times at which any such options may be exercised in whole or in part. The Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an option may be exercised. Any such options granted to a participant will expire on the tenth anniversary date of the date of grant, unless the option is earlier terminated, forfeited or surrendered pursuant to a provision of the

Directors Equity Plan or the applicable award agreement. Notwithstanding the foregoing, if a participant ceases to be a Company director for any reason, including death or disability, any such options held by that participant will expire on the second anniversary of the date on which the participant ceased to be a Company director, unless otherwise provided in the applicable award agreement. Unless the Committee provides otherwise, no such options may be sold, transferred, pledged, assigned or otherwise alienated, other than by will, the laws of descent and distribution, or under any other circumstances allowed by the Committee. No options have been granted under the Directors Equity Plan.
HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of the Human Resources Committee are Messrs. Basha, Herberger, Jamieson and Lopez and Ms. Grant. None of the members of the Human Resources Committee is or has been an employee of the Company or any of its subsidiaries. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company’s executive officers.
PROPOSAL 3 — APPROVAL OF THE PINNACLE WEST CAPITAL CORPORATION 2007 LONG-TERM
INCENTIVE PLAN
General
     Equity-based long-term compensation is an important element of our compensation program. In the past few years, we issued long-term equity incentive awards under the 2002 Plan. In early 2007, the Board of Directors approved the 2007 Long-Term Incentive Plan (the “2007 Plan”), subject to shareholder approval at the 2007 Annual Meeting. If shareholder approval is obtained, the 2007 Plan will become effective on the date approved by shareholders (the “Effective Date”).
     The 2007 Plan provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units, performance cash awards, dividend equivalents and stock to eligible individuals. The 2007 Plan also allows for awards that qualify as performance-based pay. Performance-based pay awards are not subject to the $1,000,000 limitation on deductible compensation pursuant to the Internal Revenue Code, as amended (the “Code”).
     The Board believes that the 2007 Plan will promote the success, and enhance the value, of the Company by linking the personal interests of participants to those of Company shareholders. The Board also believes that the 2007 Plan will strengthen the Company’s ability to motivate, attract, and retain employees upon whom the successful operation of the Company is largely dependent.
     A summary of the 2007 Plan’s principal provisions is set forth below. The summary is qualified by reference to the full text of the 2007 Plan, which is attached as Appendix B.
Administration
     The Committee, consisting of at least two directors each of whom qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act, and an “outside director” under Section 162(m) of the Code, has the exclusive authority to administer the Plan. The Committee has the power to determine eligibility to receive an award, the amount and type of award and its terms and conditions.
Eligibility
     Persons eligible to participate in the 2007 Plan include present and future employees and Board members of, and consultants and advisors to, the Company and its subsidiaries, as determined by the Committee (or in the case of Board members, the Board). Awards made to a prospective member of the Board, employee, officer, consultant or advisor must specifically provide that no portion of the award will vest, become exercisable or be issued prior to the date on which the individual begins providing services to the Company or its subsidiaries.

Limitation on Awards and Shares Available
     The 2007 Plan authorizes the issuance of up to 8,000,000 shares of the Company’s common stock, plus additional shares that become available for issuance under the Prior Plans as described below. The amount of stock reserved for grant pursuant to the 2007 Plan is subject to adjustment in the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of stock, or any similar corporate transaction or event in respect of the stock. Shares of stock issued in connection with awards other than options and stock appreciation rights (“SARs”) will be counted against the shares available for grant under the 2007 Plan as two shares for every one share issued in connection with the award. Shares of stock issued in connection with the exercise of an option or SAR will be counted against the shares of stock available for grant as one share.
     Shares of stock that are potentially deliverable under any award that expires or is cancelled, forfeited, settled in cash or otherwise terminated without a delivery of such shares will not be counted against the limit of shares available for issuance under the 2007 Plan and will again be available for grant under the 2007 Plan. In addition, shares of stock that have been issued in connection with any award (e.g., restricted stock) that is cancelled, forfeited, or settled in cash, such that those shares are returned to the Company, will again be available for grant under the 2007 Plan.
     If the 2007 Plan is approved, we will not issue any additional shares or awards under either the 2002 Plan, discussed above or the Directors Equity Plan, discussed under the heading “Securities Authorized For Issuance Under Equity Compensation Plans — Equity Compensation Plans Not Approved By Security Holders.” In the discussion below, we refer to the 2002 Plan and the Directors Equity Plan as the “Prior Plans.” Under the 2007 Plan, any shares of stock that are potentially deliverable under any award granted under a Prior Plan will be added to the number of shares of stock available for grant under the 2007 Plan if the award expires or is cancelled or terminated without a delivery of such shares to the participant. In addition, any shares of stock that have been issued in connection with any award granted under a Prior Plan (e.g., restricted stock) will be added to the number of shares available for grant under the 2007 Plan if the award is cancelled, forfeited, or terminated such that those shares are returned to the Company.
     The payment of dividend equivalents in conjunction with any outstanding award under the 2007 Long-Term Incentive Plan will not be counted against the shares available for issuance under the 2007 Plan if the dividend equivalents are paid in cash. The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the 2007 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2007 Plan. The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the 2007 Plan.
     No more than 500,000 shares of stock may be granted to any one participant during a calendar year. The maximum performance-based award (other than a performance cash award) payable to any one participant during a performance period is 500,000 shares of stock or the cash equivalent. The maximum performance cash award payable to any one participant for any performance period is $5,000,000. As of                     , 2007, the stock’s closing price on New York Stock Exchange was $                     per share.
Awards
     The following types of incentive awards may be granted under the 2007 Plan: incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance share units, cash, dividend equivalents, and stock.
     Stock options. Incentive stock options and nonqualified stock options may be granted under the 2007 Plan. Incentive stock options will only be granted to participants who are employees. The exercise price of all stock options will be at least 100% of the fair market value of the stock on the date that the option is granted. Stock options may be exercised as determined by the Committee provided that the term of any option granted under the 2007 Plan shall not exceed ten years. The Committee will determine the methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants. The Committee may not reprice options previously granted under the 2007 Plan.
     Stock appreciation rights. The Committee may grant SARs under the 2007 Plan. A SAR entitles the participant to receive the appreciation on one share of stock. Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR as determined by the Committee, which shall not be less than the fair market value on the date of grant. The terms and conditions of any SAR will be determined by the Committee at the time of the grant.
     Restricted stock. The Committee may grant restricted stock under the 2007 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a price determined by the Committee (including zero). Restrictions may limit transferability and subject the stock to substantial risk of forfeiture until specific conditions or goals are met. During the restriction period, participants holding shares of restricted stock may, if permitted by the Committee, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Committee may, in its discretion, waive the restrictions in whole or in part.
     Restricted stock units. The Committee may grant restricted stock units under the 2007 Plan. A restricted stock unit award gives the participant the right to receive stock, or a cash payment equal to the fair market value of the stock, subject to any vesting or other restrictions the Committee deems appropriate. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment when the restricted stock units are subject to restrictions, the participant forfeits the unvested restricted stock units. The Committee may, in its discretion, waive the restrictions in whole or in part.
     Performance share awards. The Committee may grant performance share awards under the 2007 Plan. A performance share award gives the participant the right to receive stock if certain performance criteria or goals are satisfied. Performance may be measured on a specific date or dates or over any period or periods as determined by the Committee.
     Performance share units. The Committee may grant performance share units under the 2007 Plan. A performance share unit award gives the participant the right to receive stock or cash in an amount equal to the fair market value of the stock if certain performance criteria or goals are satisfied. Performance may be measured on a specified date or dates or over any period or periods as determined by the Committee.
     Dividend equivalents. The Committee may grant dividend equivalents under the Plan. A dividend equivalent award gives the participant the right to receive a payment when a dividend is declared on the participant’s stock award. Dividend equivalents are credited on a date that falls between the date the award is granted and the date the award is exercised, vests or expires. The Committee will specify when the dividend equivalents will be converted to cash or stock, the formula for conversion and any restrictions or limitations on the conversion. Dividend equivalents will not be granted with respect to options or SARs.
     Stock grants. The Committee may grant stock awards under the 2007 Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.
     Performance cash. The Committee may grant performance cash awards under the 2007 Plan. A performance cash award gives the participant the right to receive a cash payment if certain performance criteria or goals are satisfied. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
     Performance-based awards. Under the 2007 Plan, restricted stock, restricted stock units, performance shares, performance share units, dividend equivalents, stock grants and performance cash awards may be designated as performance-based awards. Performance-based awards are subject to additional requirements, some of which are described below, which are required in order to be treated as “performance-based compensation” under Section 162(m) of the Code. The deductibility of these awards is preserved for federal income tax purposes. Because Section 162(m) of the Code only applies to “covered employees,” as defined in Section 162(m), only covered employees will receive awards that will be classified as performance-based awards.
     Pre-established performance criteria must be met before a participant is eligible to receive payment for a performance-based award. Pre-established performance criteria must be based on one or more of the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to Company from a subsidiary or subsidiaries; expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and

health and safety (including environmental health and safety). Performance goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant or an individual. The Committee has discretion to select the length of the performance period, the type of performance-based awards and the criteria or goals used to measure the performance.
     The performance criteria and other related aspects of the 2007 Plan will be subject to shareholder approval again in 2012 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2007 Plan.
Amendment and Termination
     The Committee, with the Board’s approval, may terminate, amend, or modify the 2007 Plan at any time, except where shareholder approval for an amendment is required by applicable law, regulation or stock exchange rule. As a general rule, the Committee cannot terminate, amend or modify the 2007 Plan in a way that has a material adverse effect on any participant’s outstanding award without the participant’s consent.
     The 2007 Plan will terminate on the tenth anniversary of the Effective Date. In no event may an award be granted under the 2007 Plan on or after the tenth anniversary of the Effective Date. Awards outstanding on the termination date will not be affected by the termination.
Federal Income Tax Consequences
     This is a summary of the principal federal income tax consequences of the 2007 Plan. State, local and foreign income taxes may also be applicable.
     With the exception of a stock grant, a participant will not recognize taxable income at the time of grant.
     Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, performance shares, performance share units, performance cash, or dividend equivalents, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.
     A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax (assuming the stock received is not subject to a risk of forfeiture and is not transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences described for nonqualified stock options will apply.
     Congress recently enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements. Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, below market option grants, certain SARs, restricted stock units, performance shares, performance share units, performance cash and dividend equivalents (in some circumstances). Upon a violation of Section 409A, a participant must include in ordinary income all deferred compensation, pay interest from the date of the deferral and pay an additional 20% tax. The 2007 Plan prohibits the Committee from taking any action with respect to the operation of the 2007 Plan that would violate Section 409A. Any award agreement subject to Section 409A will include provisions necessary for compliance as determined by the Committee. The Company intends that awards granted under the 2007 Plan will comply with the requirements of Section 409A and intends to administer and interpret the 2007 Plan in such a manner.
Change-of-Control
     If a change-of-control occurs and awards are converted, assumed, or replaced by a successor, the Committee may allow all outstanding awards to become fully exercisable and all restrictions on outstanding awards to lapse prior to the change-of-control. If a change-of-control occurs and awards are not converted, assumed, or replaced by a successor, all outstanding awards will automatically become fully exercisable and all restrictions on outstanding awards will lapse.

New Plan Benefits
     Benefits under the 2007 Plan will depend on the Committee’s actions and the fair market value of common stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2007 Plan participants. On February 20, 2007, the Committee made certain grants of RSUs under the 2007 Plan conditional on approval of the 2007 Plan at the 2007 Annual Meeting. The RSU’s vest over a four-year period (25% per year) and fully vest upon a recipient’s retirement under the Pinnacle West Capital Corporation Retirement Plan. We made a total of 134,917 conditional grants of RSUs and of those grants, the following grants were made to the Named Executive Officers: Mr. Post – 22,500; Mr. Davis – 10,000; Mr. Brandt – 10,000; and Mr. Flores – 3,543.
Vote Required
     Adoption of the 2007 Plan requires approval by holders of a majority of the outstanding shares of Company stock who are present, or represented, and entitled to vote thereon, at the 2007 Annual Meeting provided the total votes cast with respect to this proposal represents over fifty percent (50%) of the shares of common stock entitled to vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF PROPOSAL 3.
PROPOSAL 4 – RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS
INDEPENDENT AUDITORS OF THE COMPANY
     The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of the independent auditors for ratification by the shareholders at the Annual Meeting. Shareholder ratification is not required by the Company’s Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the shareholders’ best interests.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.
ADDITIONAL INFORMATION
How do we submit shareholder proposals or director nominations for the next Annual Meeting?
     Any shareholder who intends to have a proposal considered for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting of the Shareholders and who wishes to present the proposal at that meeting must submit the proposal in accordance with the applicable rules of the SEC. The Company must receive the proposal at its principal executive office on or before December 12, 2007. A shareholder who intends to present a proposal at the 2008 Annual Meeting but does not wish it to be included in the proxy statement and form of proxy must submit the proposal by the close of business on February 23, 2008 but not earlier than January 24, 2008, in accordance with the applicable provisions of the Company’s Bylaws, a copy of which is available upon written request to the Office of the Secretary. If a shareholder submits a proposal after the close of business on February 25, 2008, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the proposal when and if the proposal is raised at the 2008 Annual Meeting. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination on or before December 1, 2007 and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. See “How are nominees for the Board selected?”. The Company suggests that proponents submit their proposals and nominations to the Office of the Secretary by Certified Mail – Return Receipt Requested.

How many Annual Reports and proxy statements are delivered to a shared address?
     If you and one or more shareholders of Company stock share the same address, it is possible that only one Annual Report and proxy statement was delivered to your address. This is known as “householding.” Any registered shareholder who wishes to receive separate copies of the Annual Report or proxy statement at the same address now or in the future may:
•	call the Company’s Shareholder Services at 1-602-250-5511;

•	mail a request to receive separate copies to Shareholder Services at P.O. Box 53999, Mail Station 8602, Phoenix, AZ 85072-3999; or

•	e-mail a request to: shareholderdept@pinnaclewest.com;
and the Company will promptly deliver the Annual Report or proxy statement to you upon your request.
     Shareholders who own Company stock through a broker and who wish to receive separate copies of the Annual Report and proxy statement should contact their broker.
     Shareholders currently receiving multiple copies of the Annual Report and proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number and addresses.
How much did this proxy solicitation cost?
     The Board of Directors is soliciting the enclosed proxy. The Company bears the cost of the solicitation of proxies. Proxies are primarily sent by mail, although the Company may solicit consenting shareholders over the internet or by telephone. The Company has retained Georgeson Inc. to assist in the distribution of proxy solicitation materials and the solicitation of proxies for $8,500, plus customary expenses. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of stock.

APPENDIX A
     If Proposal 1, Company Proposal to Amend the Articles of Incorporation to Provide for the Annual Election of All Directors, is approved by the requisite number of shareholders at the 2007 Annual Meeting, Article Fifth of the restated Articles of Incorporation of the Company will be amended to read in its entirety as follows (the first paragraph of the proposed amended Article Fifth reflects the Board declassification and the second paragraph of the proposed amended Article Fifth remains unchanged; in addition, the names of the Company’s initial directors have been deleted form the proposed amended Article Fifth):
     FIFTH: The Board of Directors of the corporation shall consist of not less than 9 nor more than 21 shareholders of the corporation or of any parent corporation thereof. Each director shall hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal. The foregoing notwithstanding, each director shall serve until his or her successor is duly elected and qualified.
     Except to fill vacancies resulting from the death or resignation of a director and except for nominations by the Board of Directors or a committee thereof, nominations for directors must be made in writing at least 180 days prior to the date of the shareholders’ meeting at which election is to occur.

APPENDIX B
PINNACLE WEST CAPITAL CORPORATION
2007 LONG-TERM INCENTIVE PLAN
EFFECTIVE DATE: ___, 2007
APPROVED BY SHAREHOLDERS: ___, 2007
TERMINATION DATE: ___, 2017
ARTICLE 1
PURPOSE
     1.1 GENERAL. The purpose of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (the “Plan”) is to promote the success and enhance the value of Pinnacle West Capital Corporation (the “Company”) by linking the personal interests of the Participants to those of Company shareholders and by providing the Participants with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the Participants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
EFFECTIVE AND EXPIRATION DATE
     2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”). The Committee may nonetheless make contingent Awards before the Effective Date provided that the vesting, exercise, or payment of such Awards is expressly conditioned on shareholder approval and the Awards are void if shareholders do not approve the Plan.
     2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.
ARTICLE 3
DEFINITIONS AND CONSTRUCTION
     3.1 DEFINITIONS. The following words and phrases shall have the following meanings:
          (a) “Affiliate” shall mean (i) a corporation other than the Company that is a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) or (ii) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code), which in the case of either clause (i) or (ii) also includes the Company as a member. For purposes of determining whether an event constitutes a Change of Control within the meaning of Section 3.1(g), “Affiliate” status shall be determined on the day immediately preceding the date of the transaction or event.
          (b) “APS” shall mean Arizona Public Service Company, a Subsidiary of the Company.
          (c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Grant, Dividend Equivalent, or Restricted Stock Unit granted to a Participant under the Plan.
          (d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
          (e) “Beneficial Owner” shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act, provided that any pledgee of the voting securities of the Company or APS shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.
          (f) “Board” means the Board of Directors of the Company.

          (g) “Change of Control” means and includes each of the following events:
               (1) Any “person” (as such term is defined in Section 3(a)(9) or used in Section 13(d) or 14(d) of the Exchange Act), other than an Affiliate, through a transaction or series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or APS, as the case may be; provided, however, that, for purposes of this Section 1(g), any acquisition directly from the Company shall not constitute a Change of Control;
               (2) A merger or consolidation of (A) the Company with any other corporation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) APS with any other corporation which would result in the voting securities of APS outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of APS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (2), a merger or consolidation effected to implement a recapitalization of the Company or of APS (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or of APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or of APS (excluding any securities acquired by that person directly from the Company or an Affiliate) shall not result in a Change of Control; or
               (3) The sale, transfer or other disposition of all or substantially all of the assets of either the Company or APS to a Person other than the Company or an Affiliate; or
               (4) Individuals who, as of July 31, 2005, constitute the board of directors of the Company (the “Company Incumbent Board”) or of APS (the “APS Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the members of the Company or APS board of directors, as the case may be; provided, however, that for purposes of this subparagraph (4), (A)(1) any person becoming a member of the Company board of directors after July 31, 2005 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the members then comprising the Company Incumbent Board will be, considered as though such person were a member of the Company Incumbent Board and (2) the Company Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors, and (B)(1) any person becoming a member of the APS board of directors after July 31, 2005 whose election, or nomination for election by APS’ shareholder(s), was approved by a vote of at least two-thirds (2/3) of the members then comprising the APS Incumbent Board or by the Company, as a majority shareholder of APS, considered as though such person were a member of the APS Incumbent Board and (2) the APS Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors.
The Award Agreement for any Award subject to the requirements of Section 409A of the Code may prescribe a different definition of Change of Control that will apply for purposes of that Award Agreement and that complies with the requirements of Section 409A of the Code.
          (h) “Code” means the Internal Revenue Code of 1986, as amended.
          (i) “Committee” means the committee of the Board described in Section 4.1.
          (j) “Covered Employee” means an employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
          (k) “Dividend Equivalent” means a right granted to a Participant pursuant to Article 10 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (m) “Fair Market Value” means, as of any given date, the fair market value of one share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of one share of Stock as of any date shall be the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported.
          (n) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
          (o) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
          (p) “Option” means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
          (q) “Participant” means a person who has been granted an Award pursuant to the Plan.
          (r) “Performance-Based Award” means an Award granted to select Covered Employees pursuant to Articles 9 and 10, respectively, which is subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.
          (s) “Performance Cash” means a right granted to a Participant pursuant to Article 10 to receive a cash payment contingent on achieving certain performance goals established by the Committee.
          (t) “Performance Criteria” means the criteria, or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to Company from a Subsidiary or Subsidiaries; expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.
          (u) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
          (v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
          (w) “Performance Share” means a right granted to a Participant pursuant to Article 10 to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.
          (x) “Performance Share Unit” means a right granted to a Participant pursuant to Article 10 to receive Stock or cash, the payment of which is contingent upon achieving certain performance goals established by the Committee.
          (y) “Plan” means this Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan, as it may be amended from time to time.

          (z) “Prior Plans” means the Pinnacle West Capital Corporation 2000 Director Equity Plan and the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan.
          (aa) “Restricted Stock” means Stock granted to a Participant pursuant to Article 9 that is subject to certain restrictions and to risk of forfeiture.
          (bb) “Restricted Stock Unit” means a right granted to a Participant pursuant to Article 10 to receive Stock or cash, the payment of which is subject to certain restrictions and to risk of forfeiture.
          (cc) “Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 13.
          (dd) “Stock Grant Award” means the grant of Stock to a Participant pursuant to Article 10.
          (ee) “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 8 to receive the appreciation on one share of Stock.
          (ff) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 4
ADMINISTRATION
     4.1 COMMITTEE. The Plan shall be administered by the Human Resources Committee of the Board. The Committee (or subcommittee thereof) shall consist of at least two individuals, each of whom qualifies as (a) a “non-employee director” as defined in Rule 16b-3(b)(3) of the General Rules and Regulations of the Exchange Act, and (b) an “outside director” pursuant to Section 162(m) of the Code and the regulations issued thereunder.
     4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.
     4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
          (a) designate Participants to receive Awards;
          (b) determine the type or types of Awards to be granted to each Participant;
          (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
          (d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not (i) have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards, or (ii) take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code;
          (e) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
          (f) prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g) decide all other matters that must be determined in connection with an Award;
          (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
          (i) interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
          (j) make all other decisions and determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.
     4.4 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
     5.1 NUMBER OF SHARES. Subject to the possible increases provided by Section 5.2 with respect to shares that become available under the Prior Plans and the adjustment provided in Article 13, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 8,000,000. Any shares of Stock issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the shares available for grant pursuant to the previous sentence as two shares for every one share issued in connection with such Award. Any shares of Stock issued in connection with the exercise of an Option or SAR shall be counted against the shares of Stock available for grant as one share.
     5.2 SHARE CALCULATIONS. Shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted against the limit set forth in Section 5.1. In addition, shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for grant. Any shares of Stock that are potentially deliverable under any award granted under a Prior Plan will be added to the number of shares of Stock available for grant under Section 5.1 if the award expires or is canceled or terminated without a delivery of such shares to the Participant. In addition, any shares of Stock that have been issued in connection with any award granted under a Prior Plan will be added to the number of shares available for grant under Section 5.1 if the award is canceled, forfeited or terminated such that those shares are returned to the Company. This Section 5.2 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan if the Dividend Equivalents are paid in cash. The exercise of a stock-settled SAR or net-cashless exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax-withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan. The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for Awards pursuant to Section 5.1.
     5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
     5.4 INDIVIDUAL LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 13, the maximum number of shares (counted, as described in Sections 5.1 and 5.2 above) of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 500,000.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION
     6.1 ELIGIBILITY. Persons eligible to participate in this Plan include members of the Board, employees and officers of the Company or a Subsidiary and consultants and advisors providing services to the Company or a Subsidiary, all as determined by the Committee (or in the case of Board members, the Board). Prospective members of the Board, employees or officers of, and consultants and advisors to, the Company or a Subsidiary to whom Awards are granted in connection with written offers of an employment, consulting or advisory relationship with the Company or a Subsidiary also may be granted Awards by the Committee (or in the case of Board members, the Board). The provisions of any Award granted to a prospective member of the Board, employee, officer, consultant or advisor must specifically provide that no portion of the Award will vest, become exercisable or be issued prior to the date on which such individual begins providing services to the Company or any Subsidiary.
     6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.
ARTICLE 7
STOCK OPTIONS
     7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
          (a) Exercise Price. The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.
          (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.
          (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.
          (e) Repricing of Options. The Committee shall not reprice any Options previously granted under the Plan.
     7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:
          (a) Exercise Price. Subject to Section 7.2(e), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.
          (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.
          (c) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
               (1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

               (2) The Incentive Stock Option shall lapse upon termination of employment for any reason other than the Participant’s death or disability, unless otherwise provided in the Award Agreement.
               (3) If the Participant terminates employment on account of disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant’s termination of employment on account of disability or death. Upon the Participant’s disability or death, any Incentive Stock Options exercisable at the Participant’s disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
For purposes of this Section 7.2, the term “disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
          (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
          (e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
          (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.
          (g) Right to Exercise. Except as provided in Section 7.2(c)(3) and in Section 12.5, during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
ARTICLE 8
STOCK APPRECIATION RIGHTS
     8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
          (a) Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:
               (1) the Fair Market Value of a share of Stock on the date of exercise; over
               (2) the base value of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.
          (b) Other Terms. All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement; provided that the form of consideration payable in settlement of a SAR shall be Stock or cash as specified in the Award Agreement.
ARTICLE 9
RESTRICTED STOCK AWARDS
     9.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee. All Restricted Stock Awards shall be evidenced by a written Restricted Stock Award Agreement.
     9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
     9.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
     9.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 10
OTHER TYPES OF AWARDS
     10.1 OTHER TYPES OF AWARDS IN GENERAL. The Committee also is authorized to grant the following types of Awards to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee and as may be set forth in the applicable Award Agreement:
          (a) Performance Share Awards. Performance Share Awards will grant the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more of the Performance Criteria or any other specific performance criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
          (b) Performance Share Unit Awards. Performance Share Unit Awards will grant the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more of the Performance Criteria or any other specific performance criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. The Performance Share Units shall be settled in Stock or cash as specified in the Award Agreement.
          (c) Restricted Stock Unit Awards. Restricted Stock Unit Awards will grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to any vesting or other restrictions deemed appropriate by the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Unit Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock Units. The Restricted Stock Units shall be settled in Stock or cash as specified in the Award Agreement.
          (d) Performance Cash Awards. Performance Cash Awards will grant the Participant the right to receive an amount of cash depending on the satisfaction of any one or more of the Performance Criteria or other specific criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
          (e) Dividend Equivalent Awards. Dividend Equivalent Awards will grant the Participant the right to receive a payment, with or without interest, based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents will not be granted with respect to Options or SARs.

          (f) Stock Grant Awards. Stock Grant Awards will grant the Participant the right to receive (or purchase at such price as determined by the Committee) shares of Stock free of any vesting restrictions. Any purchase price for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.
     10.2 COMPLIANCE WITH SECTION 409A. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Restricted Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A, the Award Agreement and this Plan are intended to comply fully with and meet all of the requirements of Section 409A and the Award Agreement shall include such provisions as may be necessary to assure compliance with Section 409A. An Award subject to Section 409A also shall be administered in good faith compliance with the provisions of Section 409A as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A, any Award that is subject to Section 409A may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A or to exclude or exempt the Plan or any Award from the requirements of Section 409A.
ARTICLE 11
PERFORMANCE-BASED AWARDS
     11.1 PURPOSE. The purpose of this Article 11 is to enable the Committee, in the exercise of its discretion, to qualify some or all of the Awards granted pursuant to Articles 9 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code. The Committee has complete discretion concerning whether a particular Award should be qualified as “performance-based compensation.” If the Committee concludes that a particular Award should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code. If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance-Based Award to the Covered Employee and the provisions of this Article 11 then shall control over any contrary provision contained in Articles 9 or 10.
     11.2 APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
     11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.
     11.4 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period:
          (a) Judgments entered or settlements reached in litigation;
          (b) The write down of assets;
          (c) The impact of any reorganization or restructuring;
          (d) The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

          (e) Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year;
          (f) The impact of any mergers, acquisitions, spin-offs or other divestitures; and
          (g) Foreign exchange gains and losses.
The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
     11.5 PAYMENT OF PERFORMANCE-BASED AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
     11.6 MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award (other than a Performance Cash Award) payable to any one Participant pursuant to the Plan for a Performance Period is 500,000 shares of Stock or the equivalent cash value. The maximum Performance Cash Award payable to any one Participant for any Performance Period is $5,000,000.
ARTICLE 12
PROVISIONS APPLICABLE TO AWARDS
     12.1 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
     12.2 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right granted in tandem with an Incentive Stock Option exceed a period of ten years from the date of its grant.
     12.3 AWARD AGREEMENT. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, including, but not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment or service terminates and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
     12.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant, exercise or settlement of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     12.5 LIMITS ON TRANSFER.
          (a) General. Except as provided in Section 12.5(b) or Section 12.6, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as provided in Section 12.5(b) or Section 12.6, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.
          (b) Transfers to Family Members. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Awards which may be transferred by the Participant during his or her lifetime to any Family Member (as defined below). A transfer of an Award pursuant hereto may only be effected by the Company at the written request of the Participant. In the event an Award is transferred as contemplated herein, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions herein) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place. For purposes of this Section 12.5(b), the term “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
     12.6 BENEFICIARIES. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(c)(3), upon the Participant’s disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
     12.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
     12.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs and Awards are converted, assumed, or replaced by a successor, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse prior to the Change of Control. If a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.
     12.9 DEFERRAL PURSUANT TO DEFERRED COMPENSATION PLAN. The Award Agreement for any Award other than an Option or Restricted Stock Award may allow the Participant to defer receipt of any compensation attributable to the Award pursuant to the terms and provisions of the Deferred Compensation Plan of 2005. Any such Award Agreement shall comply with the requirements of Section 409A of the Code.

ARTICLE 13
CHANGES IN CAPITAL STRUCTURE
     13.1 ADJUSTMENTS. If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 5.1 hereof, (ii) the maximum numbers and kind of shares set forth in Section 5.4 and Section 11.6 hereof and any other similar numeric limit expressed in the Plan, (iii) the number and kind of shares of Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance-Based Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m) of the Code) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.
     13.2 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.
ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION
     14.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 13), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iv) amends Section 7.1(e) to permit the Committee to reprice previously granted Options, and (c) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 10.2.
     14.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in Section 10.2 or pursuant to Section 12.3, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 15
GENERAL PROVISIONS
     15.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
     15.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
     15.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, a Participant may elect to (a) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (b) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.
     15.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
     15.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
     15.6 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.
     15.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company.
     15.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     15.9 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, in the Award Agreement or pursuant to any policy adopted by the Committee whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
     15.10 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

     15.11 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
     15.12 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.